ThermoEnergy Corporation

Bridge Loan Agreement

This Agreement is made as of the 30th day of November 2012 by and among ThermoEnergy Corporation, a Delaware corporation (the “Corporation”) and the persons and entities identified on Schedule I hereto (each, an “Investor” and, collectively, the “Investors”).

Whereas, the Board of Directors of the Corporation has proposed the designation and issuance of a new series of the Corporation’s authorized Preferred Stock (the “New Preferred Stock”) and Common Stock Purchase Warrants (the “Warrants”) on substantially the terms set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”); and

Whereas, the Corporation may not issue or sell the New Preferred Stock unless the holders of the requisite percentage of the Corporation’s Series B Convertible Preferred Stock (the “Series B Stock”) consent thereto and waive the application of the anti-dilution adjustment to the conversion price of the Series B Stock with respect to the issuance and conversion of the New Preferred Stock and the issuance and exercise of the Warrants; and

Whereas, in anticipation of the designation and issuance of the New Preferred Stock, each Investor is willing to make a loan to the Corporation in the principal amount set forth opposite the name of such Investor on Schedule I hereto;

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Investors hereby agree as follows:

1. Bridge Loans. Until the designation and issuance of the New Preferred Stock, each Investor, severally and not jointly, hereby agrees to make a loan to the Corporation in the principal amount set forth opposite the name of such Investor on Schedule I hereto (each, a “Bridge Loan”). Each Bridge Loan shall be evidenced by a Promissory Note in substantially the form attached hereto as Exhibit B (each, a “Bridge Note” and, collectively, the “Bridge Notes”).

2. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Investors as follows:

(a)	Organization and Qualification. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Corporation is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. The Corporation is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification. For purposes of this Agreement, the term “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any of this Agreement or the Bridge Notes (collectively, the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Corporation, or (iii) a material impairment of the Corporation’s ability to perform on a timely basis its obligations under any Transaction Document.

(b)	Authorization; Enforcement. The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Corporation and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)	No Conflicts. The execution, delivery and performance of the Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Borrower’s Certificate of Incorporation or By-Laws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any lien upon any of the material properties or assets of the Corporation pursuant to, any agreement, credit facility, debt or other instrument or other understanding to which the Corporation is a party or by which any property or asset of the Corporation is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation is subject (including federal and state securities laws and regulations), or by which any property or asset of the Corporation is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)	Issuance of the Bridge Notes. The Bridge Notes have been duly authorized. Each Bridge Note, when issued in accordance with this Agreement against the making of the Bridge Loan to which it relates, will be duly and validly issued.

(e)	SEC Reports; Financial Statements. The Corporation has filed all reports required to be filed by it under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act for the twelve months preceding the date of this Agreement (the foregoing materials, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(f)	Brokerage Fees. No brokerage or finder’s fees or commissions are or will be payable by the Corporation to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by any of the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investors pursuant to written agreements executed by the Investors which fees or commissions shall be the sole responsibility of the Investors) made by or on behalf of other persons for fees that may be due in connection with the transactions contemplated by the Transaction Documents.

3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Corporation as follows (with respect to each Investor, only to itself):

(a)	Authority. This Agreement has been duly executed by such Investor and constitutes the valid and legally binding obligation of such Investor, enforceable against him or it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)	Accredited Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor will acquire the Bridge Note to be issued to him or it pursuant hereto for his or its own account, for investment purposes and not with a view toward resale or distribution.

4 Conversion of Bridge Loans; 2011 Bridge Loans. Promptly following the satisfaction of all of the conditions to the sale and issuance of the New Preferred Stock and the Warrants, as set forth in the Term Sheet, the Investors shall surrender for cancellation each of the Bridge Notes and the full principal amount of the Bridge Loans, together with all interest accrued and unpaid thereon, will be converted into shares of the New Preferred Stock and Warrants on substantially the terms set forth in the Term Sheet. Certain of the Investors made bridge loans to the Company in December 2011 in anticipation of a financing that has not occurred (the “2011 Bridge Loans” each of which is evidenced by a Promissory Note (each, a “2011 Bridge Note” and collectively the “2011 Bridge Notes”)). Promptly following the satisfaction of all of the conditions to the sale and issuance of the New Preferred Stock and the Warrants, as set forth in the Term Sheet, each Investor who holds a 2011 Bridge Notes shall surrender for cancellation such 2011 Bridge Note and the full principal amount of the 2011 Bridge Loans, together with all interest accrued and unpaid thereon, will be converted into shares of the New Preferred Stock and Warrants on substantially the terms set forth in the Term Sheet. The Investors who hold 2011 Bridge Notes hereby agree with the Company that the due date of all such 2011 Bridge Notes is hereby extended to January 31, 2013.

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5. Waiver of Anti-Dilution Adjustments. Each Investor who is the holder of shares of the Corporation’s Series B Stock hereby approves (i) the sale and issuance of the Bridge Notes, the New Preferred Stock and the Warrants on substantially the terms set forth in the Term Sheet and (ii) the deemed issuance of the shares of Common Stock issuable upon conversion of the Bridge Notes, conversion of the New Preferred Stock or exercise of the Warrants, it being the intention of the Investors that neither (i) the Bridge Notes, the shares of New Preferred Stock and the Warrants nor (ii) the shares of Common Stock issuable upon conversion of the New Preferred Stock or exercise of the Warrants shall be deemed to be “Additional Stock” (as such term is defined in the Description of Series B Stock attached as Exhibit A to the Certificate of Designation, Preferences and Rights, as amended (the “Description”), constituting a part of the Certificate of Incorporation of the Corporation) and that no anti-dilution adjustment to the Conversion Price of the Series B Stock shall be made pursuant to Section 6(g)(i) of the Description upon the sale and issuance of the Bridge Notes, the New Preferred Stock and the Warrants or upon the conversion of the New Preferred Stock or the exercise of the Warrants.

6. Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters. No provision of any Transaction Document may be waived or amended except in a written instrument signed by the Corporation and by the Investors holding at least 66⅔% of the principal amount of the then outstanding Bridge Notes. No waiver of any default with respect to any provision, condition or requirement of any of the Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement of such Transaction Document or of any other Transaction Document, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors.

7. Governing Law and Jurisdiction. This Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Boston, Massachusetts in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum.

8. Notices. Any notice or document required to be sent hereunder shall be in writing, shall be address, if to the Corporation, to the Corporation’s principal place of business, and, if to an Investor, to such Investor’s address as shown on Schedule I hereto, and shall be deemed to have been duly given (i) when delivered by hand or (ii) when transmitted by e-mail, facsimile or other means of electronic communication, or (iii) three business days after mailing by certified mail with return receipt requested, or on the next business day if sent by recognized overnight courier service for next business day delivery.

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9. Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such delivery shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof, notwithstanding any subsequent failure or refusal to deliver an original signed in ink.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement. f any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

In witness whereof, the parties have executed and delivered this Agreement as of the date and year first above written.

ThermoEnergy Corporation

		By:	/s/ Cary G. Bullock
Cary G. Bullock, Chairman and CEO

The Quercus Trust

/s/ Robert S. Trump		By:	/s/ David Gelbaum
Robert S. Trump			David Gelbaum, Trustee

The Focus Fund		Empire Capital Partners, L.P. By: Empire GP, L.L.C., its General Partner

By:	/s/ J. Winder Hughes III	By:	/s/ Peter J. Richards
	J. Winder Hughes III, General Partner		Peter J. Richards, Managing Member

Empire Capital Partners, Ltd By: Empire Capital Management, L.L.C., its Investment Manager		Empire Capital Partners Enhanced Master Fund, Ltd By: Empire Capital Management, L.L.C., its Investment Manager

By:	/s/ Peter J. Richards	By:	/s/ Peter J. Richards
	Peter J. Richards, Managing Member		Peter J. Richards, Managing Member

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Schedule I

Investor	Bridge Loan Amount
Robert S. Trump 89 10th Street Garden City, New York 11530	$1,500,000
The Quercus Trust 1835 Newport Boulevard A109-PMC 467 Costa Mesa, California 92627	$250,000
The Focus Fund PO Box 389 Ponte Vedra, Florida 32004	$450,000
Empire Capital Partners, L.P. One Gorham Island, Suite 201 Westport, Connecticut 06880	$500,000
Empire Capital Partners, Ltd One Gorham Island, Suite 201 Westport, Connecticut 06880	$500,000
Empire Capital Partners Enhanced Master Fund, Ltd One Gorham Island, Suite 201 Westport, Connecticut 06880	$500,000

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